UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2013

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-165685	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

720 South Colorado Boulevard, Suite 1150N, Denver, CO 80246

(Address of Principal Executive Office) (Zip Code)

(646) 450-1843

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 31, 2013, David Garrity has resigned as Executive Vice President, Corporate Development of Aspen Group, Inc. (the “Company”) to pursue other business interests. The Board of Directors and Management of the Company thank Mr. Garrity for his service, wish him well in his endeavors and may retain his service as a consultant in the future.

In connection with his resignation, the Company agreed to pay Mr. Garrity three months of severance at the same rate as his current base salary, or $25,000, payable in accordance with the Company’s standard payroll practices.  The Company agreed that Mr. Garrity’s vested stock options shall remain exercisable for the balance of their respective terms. Additionally, Mr. Garrity agreed to not sell any of his shares of common stock or shares of stock underlying options for six months.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: November 1, 2013	By:	/s/ Michael Matte
Name: Michael Matte
Title: Chief Financial Officer

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